Executed in 6 Parts
                                             Counterpart No. (   )



                              NATIONAL EQUITY TRUST
                           TOP TEN PORTFOLIO SERIES 43
                            REFERENCE TRUST AGREEMENT



     This Reference Trust Agreement dated ________, 2003 among Prudential Investment Management Services LLC, as Depositor, Prudential Investments LLC, as Portfolio Supervisor and The Bank of New York, as Trustee sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "National Equity Trust, Trust Indenture and Agreement" (the "Basic Agreement") dated February 2, 2000. Such provisions as are set forth in full herein and such provisions as are incorporated by reference constitute a single instrument (the "Indenture").


                                WITNESSETH THAT:


     In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows: Part I.

                     STANDARD TERMS AND CONDITIONS OF TRUST


     Subject to the provisions of Part II hereof, all the provisions contained in the Basic Agreement are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.


A.   Article I, entitled "Definitions," shall be amended as follows:

(i) Section 1.01-Definitions shall be amended to add the following definition at the end thereof:

     "Portfolio Supervisor" of the Trust shall have the meaning assigned to it in Part II of the Reference Trust Agreement.

B. Article III, entitled "Administration of Trust," shall be amended as follows:

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                                      -2-


     (i) The third paragraph of Section 3.05-Distribution shall be amended by deleting any reference to Depositor and replacing it with Portfolio Supervisor.

     (ii) Section 3.14-Deferred Sales Charge shall be amended to add the following sentences at the end thereof:

"References to Deferred Sales Charge in this Trust Indenture and Agreement shall include any Creation and Development Fee indicated in the prospectus for a Trust. The Creation and Development Fee shall be payable on each date so designated and in an amount determined as specified in the prospectus for a Trust."


C.   Article VIII, entitled "Depositor," shall be amended as follows:


     (i) Section 8.07-Compensation shall be amended by deleting any reference to Depositor and replacing it with Portfolio Supervisor.


D. Article IX, entitled "Additional Covenants; Miscellaneous Provisions," shall be amended as follows:


     (i) The first sentence of Section 9.05 - Written Notice shall be amended by deleting the language "Prudential Securities Incorporated at One Seaport Plaza, New York, New York 10292" and replacing it with "Prudential Investment Management LLC at 100 Mulberry Street, Gateway Center Three, Newark, New Jersey 07102".


                                    Part II.

                     SPECIAL TERMS AND CONDITIONS OF TRUST


     The following special terms and conditions are hereby agreed to:

     A. The Trust is denominated National Equity Trust, Top Ten Portfolio Series 43.

     B. The Units of the Trust shall be subject to a deferred sales charge.

     C. The publicly traded stocks listed in Schedule A hereto are those which, subject to the terms of this Indenture, have been or are to be deposited in Trust under this Indenture as of the date hereof.

     D. The term "Depositor" shall mean Prudential Investment Management Services LLC.

E.   The term "Portfolio Supervisor" shall mean Prudential Investments LLC.

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                                      -3-

     F. The aggregate  number of Units  referred to in Sections 2.03 and 9.01 of
the Basic Agreement is                     as of the date hereof.

     G. A Unit of the Trust is hereby  declared  initially equal to 1/        th
of the Trust.

     H. The term "First Settlement Date" shall mean             , 2003.

     I. The terms  "Computation  Day" and "Record  Date" shall mean on the tenth
day of          2003,          2004,         2004 and            2004.


     J. The term "Distribution Date" shall mean on the twenty-fifth day of
          2003,          2004,           2004 and           2004.

     K. The term "Termination Date" shall mean                , 2004.

     L. The Trustee's Annual Fee shall be $.90 (per 1,000 Units) for 49,999,999 and below Units outstanding, $.84 (per 1,000 Units) for 50,000,000 to 99,999,999 Units outstanding, $.78 (per 1,000 Units) for 100,000,000 to 199,999,999 Units outstanding and $.66 (per 1,000 Units) for Units in excess of 200,000,000 Units. In calculating the Trustee's annual fee, the fee applicable to the number of units outstanding shall apply to all units outstanding.

     M. The Depositor's Portfolio supervisory service fee shall be $.25 per 1,000 Units.



               [Signatures and acknowledgments on separate pages]